UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

ENERGY CONVERSION DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8403	38-1749884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Lapeer Road, Auburn Hills, MI		48326
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 475-0100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2011, Energy Conversion Devices, Inc. (“ECD” or the “Company”) entered into a Settlement Agreement with the Company’s former Chief Executive Officer, Mark Morelli, (the “Settlement Agreement”) to modify the terms of the Employment Separation Agreement between the Company and Mr. Morelli dated as of May 6, 2011 (the “Separation Agreement”). The Separation Agreement is described in the Company’s Current Report on Form 8-K dated May 10, 2011. Pursuant to the Settlement Agreement, the Company paid Mr. Morelli a lump sum of $703,800 in full satisfaction of all remaining unpaid severance compensation obligations under the Separation Agreement, including the Company’s obligation to pay a lump sum of $1,007,885 on November 7, 2011 and to pay an additional $386,730 in installments over 18 months commencing November 11, 2011. All other terms of the Separation Agreement remain in full force and effect. Mr. Morelli also released the Company from any and all claims, demands, actions, and liabilities that Mr. Morelli might otherwise have asserted arising out of his separation from the Company or with respect to the period from May 6, 2011, until the date of the Settlement Agreement, except for claims that may arise under the surviving provisions of the Separation Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:	/s/ Jay B. Knoll
	Name:	Jay B. Knoll
	Title:	Executive Vice President and Chief Restructuring Officer

Date: December 12 , 2011

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